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                                                                       EXHIBIT 5

                                Haythe & Curley
                                237 Park Avenue
                            New York, New York 10017



                                October 18, 1995




Novametrix Medical Systems Inc.
One Barnes Industrial Park Road
Wallingford, Connecticut  06492

Dear Sir or Madam:

                    We have acted as counsel for Novametrix Medical Systems Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2, as amended (No. 33-77872) (collectively, the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, with respect to (1) 1,209,940 shares of common stock, $.01 par value, of the Company (the "Common Stock") issuable upon exercise of (i) 604,940 redeemable Class A Warrants of the Company (the "Class A Warrants") and (ii) 605,000 redeemable Class B Warrants of the Company (the "Class B Warrants;" and together with the Class A Warrants, the "Warrants") and (2) 110,000 shares of Common Stock of the Company issuable upon exercise of the warrants issued and sold by the Company to Keane Securities Co., Inc. (the "Representative's Warrants").

                    In connection with the Registration Statement, we have examined such records and documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                    (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

                    (2) The Common Stock issuable upon the exercise of the Warrants and the Representative's Warrants has been duly and validly authorized and, when issued in accordance with resolutions heretofore adopted by the board of directors of the Company, will be duly and validly issued, fully paid and nonassessable.
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Novametrix Medical Systems Inc.       -2-                     October 18, 1995


                    To the extent that matters of fact are involved in the conclusions expressed in the foregoing opinion, such opinion is based upon certificates of executive officers of the Company and upon certificates of public officials. All of the foregoing certificates are, to the extent that we have relied upon them as aforesaid, in form and substance satisfactory to us.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statements.


                                                   Very truly yours,



                                                   HAYTHE & CURLEY